UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2012, Radisys Corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain holders (the "Participating Holders") of the Company's 2.75% Convertible Senior Notes due February 2013 (the “2013 Notes”). Pursuant to the Subscription Agreements, the Company agreed to exchange $18.0 million aggregate principal amount of the 2013 Notes for $18.0 million aggregate principal amount of the Company's new 4.50% Convertible Senior Notes due February 2015 (the “2015 Notes”) (the "Exchange"). The principal amount of 2013 Notes to be exchanged for each $1,000 principal amount of 2015 Notes is $1,000 and was determined in individual negotiations between the Company and each Participating Holder. The Subscription Agreements include customary representations, warranties and covenants by the Company. The Company intends to close the Exchange as soon as possible. The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the text of the form of Subscription Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

On June 20, 2012, in connection with the transactions contemplated by the Exchange, the Company entered into a Consent (the “Consent”) with Silicon Valley Bank (“SVB”). Under the terms and conditions of the Consent, SVB consented to and agreed that the Exchange and the issuance of the 2015 Notes will not be a default under that certain Amended and Restated Loan and Security Agreement, dated as of November 1, 2011, by and between the Company and SVB.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to, and subject to the conditions of, the Subscription Agreements, the Company expects to issue $18.0 million aggregate principal amount of 2015 Notes in connection with the Exchange. The 2015 Notes will be general unsecured obligations of the Company ranking equally with all of the Company's existing and future senior indebtedness and senior in right of payment of all subordinated debt. The 2015 Notes will bear interest at a rate of 4.50% per annum payable semi-annually, in arrears, on August 15 and February 15, with the first payment to be made on August 15, 2012. The 2015 Notes will mature on February 15, 2015. The 2015 Notes will be convertible into the Company's common stock at an initial conversion rate of 117.2333 shares of the common stock per $1,000 principal amount of the 2015 Notes (which is equivalent to a conversion price of approximately $8.53 per share), subject to adjustment upon the occurrence of certain events.

Holders of the 2015 Notes will be permitted to require the Company to repurchase the 2015 Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change in accordance with the terms of a supplemental indenture to be entered into at the closing of the Exchange (the “Indenture”). In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any 2015 Notes converted in connection with such fundamental changes by a specified number of shares of the Company's common stock.

Following the issuance of the 2015 Notes, certain events will be considered “Events of Default,” which may result in the acceleration of the maturity of the 2015 Notes, including:

•
the Company's failure to pay the principal or any premium, if any, on any 2015 Notes when the same becomes due and payable at maturity, upon notice from a holder following a fundamental change or otherwise;

•	the Company's failure to pay any interest on any 2015 Notes when the same becomes due and payable and such failure continues for a period of 30 days;

•	the Company's failure to deliver all shares of common stock of the Company or other property, as applicable, when the same is required to be delivered upon conversion of any 2015 Notes;

•	the Company's failure to provide notice of a fundamental change when required by the Indenture;

•
the Company's failure to comply with its other agreements in the 2015 Notes or the Indenture if the failure is not cured within 60 days after receiving notice thereof from the Trustee or the holders of at least 25% in principal amount of the 2015 Notes then outstanding;

•
the Company or any of its subsidiaries fails to pay any principal or accrued interest of other indebtedness by the end of any applicable grace period where the amount of such unpaid and due principal and/or accrued interest exceeds $10.0 million or upon the acceleration of principal and/or accrued interest where the amount of such accelerated principal and/or interest is in an amount in excess of $10.0 million because of a default with respect to such other indebtedness;

•
the failure by the Company or any of its subsidiaries to pay final judgments, the aggregate amount of which is at least $10.0 million, if the judgments are not waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement is not be in effect; and

•
certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended).

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to, and subject to the conditions of, the Subscription Agreements, the Company expects to issue $18.0 million aggregate principal amount of 2015 Notes to the Participating Holders pursuant to the Exchange. As the 2015 Notes will be exchanged by the Company through a private transaction with the Participating Holders that are accredited investors, the transaction will be exempt from registration under the Securities Act pursuant to the provisions of Section 4(2) thereof. No sales of securities of the same class as the 2015 Notes will be made by the Company by or through an underwriter at or about the same time as the Exchange for which the exemption is claimed. The Company will not receive any proceeds from the issuance of the 2015 Notes.

The 2015 Notes will be convertible into the Company's common stock at an initial conversion rate of 117.2333 shares of the common stock per $1,000 principal amount of the Notes (which is equivalent to a conversion price of approximately $8.53 per share), subject to adjustment upon the occurrence of certain events.

Additional information pertaining to the Exchange and the 2015 Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

When issued, the 2015 Notes and the shares of common stock of the Company issuable upon conversion of the 2015 Notes will not have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Form of Subscription Agreement, dated June 20, 2012, by and between the Company and each Participating Holder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	June 26, 2012	By:	/s/ Brian Bronson
Brian Bronson
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Form of Subscription Agreement, dated June 20, 2012, by and between the Company and each Participating Holder